Exhibit 99.1

WE ARE CLOUD SAS AND SUBSIDIARY

Consolidated Financial Statements

December 31,2014

Report of Independent auditors

To the Shareholders of We Are Cloud and Subsidiary,

We have audited the accompanying consolidated financial statements of We Are Cloud and subsidiary, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of We Are Cloud and subsidiary at December 31, 2014, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Montpellier and Paris-La Défense, France

December 22, 2015

/s/ Ernst & Young Audit

We Are Cloud	2

WE ARE CLOUD SAS AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(In U.S dollars)
Assets	December 31, 2014
Current Assets :
Cash and cash equivalents	$2,043,823
Accounts receivable, net of allowance for doubtful accounts	128,953
Prepaid expenses and other current assets	264,552
Total current assets	2,437,328
Property and equipment, net	305,065
Other assets (deposits and guarantees)	11,269
Total assets	$2,753,662
Liabilities and stockholders' equity
Current liabilities :
Accounts payable	$(123,495)
Accrued liabilities	(54,117)
Accrued compensation and related benefits	(228,439)
Deferred revenue	(519,264)
Total current liabilities	(925,316)
Deferred revenue, non current	(13,000)
Other liabilities	(27,163)
Total liabilities	(965,479)
Commitments and contingencies (note 5)
Common Stock	(505,705)
Additional paid-in-capital	(5,380,418)
Accumulated other comprehensive loss	494,457
Accumulated deficit	3,603,483
Total stockholders' equity	(1,788,183)
Total liabilities and stockholders'equity	$(2,753,662)

WE ARE CLOUD SAS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended
(In U.S dollars)	December 31, 2014
Revenue	$1,271,957
Cost of revenue	(192,533)
Gross profit	1,079,424
Operating expenses :
Research and development	(426,558)
Sales and Marketing	(2,120,873)
General and administrative	(766,338)
Total operating expenses	(3,313,768)
Operating loss	(2,234,344)
Other expense	—
Other income	135,275
Loss before provision for income taxes	(2,099,069)
Provision for income taxes	—
Net loss attributable to common stockholders	$(2,099,069)

WE ARE CLOUD SAS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the year ended
(In U.S dollars)	December 31, 2014
Net loss	$(2,099,069)
Other comprehensive loss, net of tax :
Change in foreign currency translation adjustment	(461,083)
Comprehensive loss	$(2,560,152)

WE ARE CLOUD SAS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(In U.S dollars)	Common Stock		Additional Paid	Accumulated other	Accumulated
Description	Shares	Amount	in capital	comprehensive loss	Deficit	Total
Balance January 1, 2014	416,002	$505,705	$5,147,865	$(33,374)	$(1,504,414)	$4,115,782
Share-based compensation			232,553			232,553
Foreign currency translation adjustment				(461,083)		(461,083)
Net loss					(2,099,069)	(2,099,069)
Balance December 31, 2014	416,002	$505,705	$5,380,418	$(494,457)	$(3,603,483)	$1,788,183

WE ARE CLOUD SAS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended
(In U.S dollars)	December 31, 2014
Cash flows from operating activities
Net loss	$(2,099,069)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	125,303
Share -based compensation	209,769
Changes in operating assets and liabilities :
Accounts receivable	(32,141)
Prepaid expenses and other current assets	(50,644)
Other assets and liabilities	33,838
Accounts payable	(49,293)
Accrued liabilities	37,492
Accrued compensation and related benefits	73,191
Deferred revenue	203,258
Net cash used in operating activities	(1,548,295)
Cash flows from investing activities
Purchase of property and equipment	(130,085)
Internal -use software costs	(103,708)
Net cash used in investing activities	(233,793)
Cash flows from financing activities
Proceeds from issuance of debt	—
Net cash provided by financing activities	—
Effect of exchange rate changes on cash and cash equivalents	(337,749)
Net decrease in cash and cash equivalents	(2,119,837)
Cash and cash equivalents at the beginning of period	4,163,660
Cash and cash equivalents at the end of period	$2,043,823
Supplemental cash flow data :
Cash paid for interest and income taxes	$—
Non-cash investing and financing activities :
Share -based compensation capitalized in internal -use software costs	$22,784

WE ARE CLOUD SAS AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31,2014

Note 1. Organization

We Are Cloud SAS was founded in 2009, and its BIME Analytics cloud-based software was designed to conquer the complexity created by the proliferation of data sources.

We are Cloud is headquartered in Montpellier, France, and has a USA subsidiary and office located in Kansas City. .

Bime Analytics offers powerful data analysis, visualization and dash boarding services, that allow users to import data from spreadsheets, databases, and internet data sources.

BIME Analytics offers a flexible calculation engine, on-demand data warehousing, data blending on the fly, as well as highly customizable visualizations, animated and interactive graphs that can be automatically published to large, multi-device audiences. BIME leverages the full stack of the latest cloud and analytics technologies to deliver a unique combination of all the tools a business needs to run full-scale BI, but without an in-house infrastructure.

References to WE ARE CLOUD or “we” or “us” or “the Company,” in these notes refer to WE ARE CLOUD SAS and its subsidiary, BIME USA LLC, on a consolidated basis.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The consolidated financial statements include the accounts of WE ARE CLOUD SAS and its subsidiary, BIME USA LLC. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenue, and expenses and disclosure of contingent assets and liabilities at the date of the financial statements.

Significant items subject to such estimates and assumptions include the allowance for doubtful accounts, valuation allowance for deferred tax assets, fair value of our common stock and assumptions used to value share-payment based awards, estimated useful life of property and equipment, and the capitalization and estimated useful life of our internal-use software.

These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Going Concern

In light of the loss making position of the Company it has received a letter from its parent company, Zendesk, Inc., confirming that Zendesk, Inc. will continue to support its operations.

Revenue Recognition

We generate substantially all of our revenue from subscription services, which are comprised of subscription fees from customer accounts on our customer service platform and, to a lesser extent, implementation and training services.

Arrangements with customers do not provide the customer with the right to take possession of the software supporting our customer service platform and are therefore accounted for as service contracts. Subscription service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations or any other right of return. We record revenue net of sales or excise taxes.

WE ARE CLOUD SAS AND SUBSIDIARY

We commence revenue recognition when all of the following conditions are met:

-	There is a persuasive evidence of an arrangement;
-	The service has been or is being provided to the customer;
-	The collection of the fees is reasonably assured; and
-	The amount of fees to be paid by the customer is fixed or determinable.

Subscription revenue is recognized on a straight-line basis over the contractual term of the arrangement beginning on the date that our service is made available to the customer. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the requisite service period.

Certain customers have arrangements that provide for a maximum number of users over the contract term, with usage measured monthly. Revenue for these arrangements is recognized ratably over the contract terms. Incremental fees are incurred when the maximum number of users is exceeded, and any incremental fees are recognized as revenue ratably over the remaining contractual term.

Revenue from implementation and training services is recognized upon completion as each day of service is rendered.

Deferred Revenue

Deferred revenue consists primarily of customer billings in advance of revenue being recognized. Deferred revenue that is anticipated to be recognized during the succeeding 12-month period is recorded as current deferred revenue and the remaining portion is recorded as noncurrent deferred revenue.

Cost of Revenue

Cost of revenue consists primarily of personnel costs (including salaries and benefits) for employees associated with our platform infrastructure and our product support organizations, data center costs related to hosting our platform, amortization expense associated with capitalized internal-use software, payment processing fees and allocated shared costs.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. Cash and cash equivalents are recorded at fair value and consist primarily of bank deposits and money market funds.

Derivatives and Hedging

We use derivative instruments to manage risks related to foreign currencies. Gains and losses from changes in fair values of derivatives that are not designated as hedges are primarily recognized in other income (expense), net. The related amounts are immaterial for the year ended December 31, 2014.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of allowance for doubtful accounts. The allowance is based upon the age of each past due invoice, and an evaluation of the potential risk of loss associated with delinquent accounts. Accounts receivable deemed uncollectable are charged against the allowance for doubtful accounts when collection efforts have ceased.

The allowance for doubtful accounts consists of the following activity:

For the year ended
(In U.S dollars)	December 31, 2014
Allowance for doubtful accounts, beginning balance	$3,518
Additions	16,413
Write-offs	—
Allowance for doubtful accounts, ending balance	$19,931

WE ARE CLOUD SAS AND SUBSIDIARY

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of assets. Maintenance and repair costs are charged to expense as incurred. The estimated useful lives of our property and equipment are as follows:

–	Furniture and fixtures	5-10 years
–	Computer equipment	3 years
–	Leasehold improvements	Shorter of the lease term or estimated useful life
–	Capitalized software	Average of 3 years

Fair Value Measurements

We account for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of our fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

•

Level 1 – unadjusted quoted prices for identical instruments traded in active markets. Our Level 1 non-derivative investments include marketable securities, domestic and international equities exchanges.

•	Level 2 – inputs other than Level 1 quoted prices that are directly or indirectly observable.
•	Level 3 – unobservable inputs that are not corroborated by market data

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, other assets, accounts payable, and accrued expenses. Fair values for these items were assumed to approximate carrying values because of their short term in nature or they are payable on demand.

Impairment of Long Lived Assets

The carrying amounts of our long lived assets, including property and equipment and capitalized internal use software are reviewed periodically for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than originally estimated. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future undiscounted net cash flows the asset is expected to generate over its remaining life. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. It the useful life is shorter than originally estimated, we amortize the remaining carrying value over the new shorter useful life. No impairment of any long lived assets was identified at December 31, 2014

Capitalized Internal-Use Software Costs

We capitalize certain development costs incurred in connection with software development for our platform and software used in operations. Costs incurred in the preliminary stages of development are expensed as incurred. Once software has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Capitalized costs are recorded as part of property and equipment. Maintenance and training costs are expensed as incurred.

Capitalized internal-use software is amortized on a straight-line basis over its estimated useful life and recorded in cost of revenue within the accompanying consolidated statements of operations. The weighted-average useful life of our capitalized internal-use software was 3 years as of December 31, 2014.

WE ARE CLOUD SAS AND SUBSIDIARY

Share-Based Compensation

Share-based awards have been granted that contain service conditions. Compensation expense to employees is measured based on the fair value of the awards on the grant date and recognized in our consolidated statements of operations over the period during which the employee is required to perform services in exchange for the award (i.e. the vesting period of the award). We estimate the fair value of plans granted using the Black-Scholes option valuation model. Compensation expense for awards is recognized over the vesting period of the applicable award using the straight-line method.

Advertising Expense

Advertising is expensed as incurred. For the year ended December 31, 2014, advertising expense was $95,804.

Income Taxes

We record income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

We recognize tax benefits from uncertain tax positions if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and results of operations. At December 31, 2014, we have not identified any uncertain tax positions.

The Company is subject to taxation in France and in the United States.  As of December 31, 2014, the Company’s tax returns for the years 2010 through 2013 are subject to examinations by respective taxing authorities.

Foreign Currency

Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are recorded to other comprehensive income (“OCI”).

The functional currency of our foreign subsidiary (BIME USA) is the U.S. dollar. The functional currency of WE ARE CLOUD is the Euro.

For financial reporting purposes, the financial statements of the Company and its subsidiary are prepared using the entity’s functional currency and are translated into the Company’s reporting currency the U.S. dollar. Assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet dates. Revenue and expenses are translated at the average exchange rates for the period. Amounts classified in stockholders’ equity are translated at historical exchange rates.

Adjustments resulting from foreign currency translation are recorded as a separate component of accumulated other comprehensive income in shareholders’equity.

Concentrations of Risk

Financial instruments potentially exposing us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with high-credit-quality financial institutions.

We do not require our customers to provide collateral to support accounts receivable and maintain an allowance for doubtful accounts receivable balances. At December 31, 2014, there is one customer, Noovle S.r.l., that represented more than 10% of the accounts receivable balance. There were no customers that individually exceeded 10% of our revenue in any of the periods presented.

WE ARE CLOUD SAS AND SUBSIDIARY

Recently Issued Accounting

On May 28, 2014, the Financial Accounting Statements Board, or FASB, issued ASU 2014-09 regarding ASC Topic 606 “ Revenue from Contracts with Customers .” This ASU provides principles for recognizing revenue for the transfer of promised goods or services to customers with the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU will be effective for our fiscal year beginning January 1, 2018. Early adoption is not permitted. We are currently evaluating the accounting, transition, and disclosure requirements of the standard and cannot currently estimate the financial statement impact of adoption.

Note 3. Fair Value Measurements

The following tables present information about our financial assets measured at fair value on a recurring basis as of December 31, 2014 based on the three-tier fair value hierarchy:

	Fair Value Measurement
	at December 31, 2014
(In U.S dollars)	level 1	level 2	Total
Description
French treasury securities	$1,757,798	$—	$1,757,798
Total	$1,757,798	$—	$1,757,798
Included in cash and cash equivalents			$1,757,798

There were no transfers between fair value measurement levels during the years ended December 31, 2014. There were no securities that were in an unrealized loss position for more than twelve months.

Note 4. Property and Equipment

Property and equipment consists of the following :

December 31, 2014
Furniture and fixtures	$27,249
Capitalized Software	334,716
Computer equipment and software	91,762
Leasehold improvements	37,216
Total	490,944
Less accumulated depreciation and amortization	185,879
Property and equipment, net	$305,065

Depreciation expense was $125,303 for the year ended December 31, 2014. We capitalized $126,492 in costs associated with internal-use software during the year. Included in the capitalized internal-use software costs are $22,784 in share-based compensation costs. Amortization expense on capitalized internal-use software totaled $91,322. The carrying value of capitalized internal-use software at December 31, 2014 was $181,604.

Note 5. Commitments and Contingencies

Leases

The company currently leases two office rental spaces, one in Montpellier, France and one in Kansas City, USA.

The Montpellier office is located at 1 Place Francis Ponge, Montpellier 34 000 France, is month-to-month tenancy with a three month notice period, with quarterly rental payments of $12,492 and a minimum payment of three months.

The Kansas City office is located at 1812 Broadway Boulevard, Kansas City, MO 64108, USA with monthly payments of $3,400. The lease ends on October 31, 2016.

WE ARE CLOUD SAS AND SUBSIDIARY

As of December 31, 2014, the future minimum lease payments due under non-cancelable leases are as follows :

(In U.S dollars)	December 31, 2014
2015	$53,291
2016	34,000
Total	$87,291

Litigation and Loss Contingencies

We accrue estimates for resolution of legal and other contingencies when losses are probable and estimable. From time to time, we may become a party to litigation and subject to claims incident to the ordinary course of business, including intellectual property claims, labor and employment claims, and threatened claims, breach of contract claims, tax, and other matters. We currently have no material pending litigation.

We are not currently aware of any litigation matters or loss contingencies that would be expected to have a material adverse effect on our business, consolidated financial position, results of operations, comprehensive loss, or cash flows.

Note 6 Stockholders’ Equity

Common Stock Authorized

The company has 416,002 shares of common stock authorized, par value €1 per share. And additional paid in capital of $ 5,380,418 is allocated to common stock.

Share-Based Compensation Expense

The Company has an Employee Stock Purchase plan, which is authorized to issue 80,136 warrants or “Bons de Souscriptions de Parts de Createur d’Entreprise” (“BSPCE”). On November 27, 2013, the Company granted 65,995 warrants to acquire shares of common stock at $18.00 per share. At December 31, 2014, there were 65, 995 warrants outstanding and exercisable. The warrants expire 10 years from the date of issuance and vest per the following table:

Grant date	Vesting Date	Number of instrument
27-Nov-13	27-Nov-13	16,383
27-Nov-13	27-Nov-14	12,403
27-Nov-13	27-Feb-15	2,325
27-Nov-13	27-May-15	2,325
27-Nov-13	27-Aug-15	2,325
27-Nov-13	27-Nov-15	2,325
27-Nov-13	27-Feb-16	2,325
27-Nov-13	27-May-16	2,325
27-Nov-13	27-Aug-16	2,325
27-Nov-13	27-Nov-16	2,325
27-Nov-13	27-Feb-17	2,325
27-Nov-13	27-May-17	2,325
27-Nov-13	27-Aug-17	2,325
27-Nov-13	27-Nov-17	2,325
27-Nov-13	27-Feb-18	2,325
27-Nov-13	27-May-18	2,325
27-Nov-13	27-Aug-18	2,325
27-Nov-13	27-Nov-18	2,334
Total		65,995

All share-based awards to employees are measured based on the grant date fair value of the awards and recognized in the consolidated statements of operations over the period during which the employee is required to perform services in exchange for the award (always the vesting period of the award). We record share-based compensation expense for service-based equity awards using the straight-line attribution method.

WE ARE CLOUD SAS AND SUBSIDIARY

We estimate the fair value of warrants granted using the Black-Scholes option valuation model, which requires assumptions, including the fair value of our underlying common stock, expected term, expected volatility, risk-free interest rate and dividend yield of our common stock. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, our share-based compensation expense could be materially different in the future.

These assumptions are estimated as follows:

•

Fair Value of Common Stock. Our management exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our common stock as of the date of each option grant. These factors included, but were not limited to: (i) actual operating and financial performance, (ii) relevant precedent transactions involving our capital stock, (iii) likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given prevailing market conditions and the nature and history of our business, (iv) market multiples of comparable companies in our industry, (v) stage of development, (vi) industry information such as market size and growth, and (vii) macroeconomic conditions.

•

Expected Term . We determine the expected term based on the average period the warrants are expected to remain outstanding generally calculated as the midpoint of the warrants vesting term and contractual expiration period, as we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

•

Expected Volatility. We determine the price volatility factor based on the historical volatility of publicly traded industry peers. To determine our peer group of companies, we consider public companies in the technology industry and select those that are similar to us in size, stage of life cycle, and financial leverage. We do not rely on implied volatilities of traded options in our industry peers’ common stock because the volume of activity is relatively low. We intend to continue to consistently apply this methodology using the same or similar public companies until a sufficient amount of historical information regarding the volatility of our own common stock price becomes available, or unless circumstances change such that the identified companies are no longer similar to us, in which case, more suitable companies whose share prices are publicly available would be utilized in the calculation.

•

Risk-Free Interest Rate. We base the risk-free interest rate used in the Black-Scholes valuation model on the yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term of the stock options for each plan

•	Dividend Yield. We have not paid and do not anticipate paying any cash dividends in the foreseeable future and, therefore, use an expected dividend yield of zero.

The assumptions used to estimate the fair value of warrants (BSPCE) granted to employees are as follows:

November 27, 2013
(BSPCE grant)
Expected volatility	22.77%
Risk-free interest rate	2.74%
Expected term (in years)	10

Based on these assumptions the fair value estimated is €6.91 (approximately $9.39).

We will continue to use judgment in evaluating the expected volatility, expected term, and forfeiture rate utilized in our share-based compensation expense calculations on a prospective basis. As we continue to accumulate additional data related to our common stock, we may refine our estimates of expected volatility, expected term, and forfeiture rates, which could materially impact our future share-based compensation expense.

In the case of sale or IPO (Initial Public Offer) all vesting on warrants is accelerated.

The share based compensation expense for the year ended December 31, 2014 is $232,553 and remaining future expenses are $182,989.

WE ARE CLOUD SAS AND SUBSIDIARY

Note 7. Income Taxes

The components of loss before provision for income taxes are as follows:

December 31, 2014
France	$(1,200,137)
U.S.	(898,932)
Total	$(2,099,069)

The income tax provision is nil in all jurisdictions and significant components of deferred tax assets are composed of the following:

(In U.S dollars)	December 31, 2014
Deferred tax assets :
Net Operating loss carryforward	$1,026,908
Accrued liabilities and reserves	—
Other	203,621
Total deferred tax assets	1,230,529
Deferred tax liabilities :
Depreciation and amortization	(8,498)
Other	(35,810)
Total deferred tax liabilities	(44,308)
Less : valuation allowance	(1,186,221)
Net deferred tax assets (liabilities)	$—

The Company had net operating tax loss carry-forwards of $952,833 in US and $2,223,228 in France as of December 31, 2014. The tax loss carry-forwards are available to offset future taxable income carry-forwards.

The net operating loss is carried indefinitely in France. French income tax has not been recognized on any excess on the financial reporting over tax basis in foreign subsidiary that is indefinitely reinvested in local country.

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets.  The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits.  As a result of this analysis of all available evidence, both positive and negative, the Company concluded that it is more likely than not that its net deferred tax assets will ultimately not be recovered and, accordingly, a full valuation allowance was recorded as of December 31, 2014.

Note 8. Geographic Information

Revenue

The following table presents our revenue by geographic areas as determined based on the billing address of our customers :

For the year ended
(In U.S dollars)	December 31, 2014
France	505,854
Europe (excluding France)	278,807
U.S.	288,518
Other	198,778
Total	$1,271,957

WE ARE CLOUD SAS AND SUBSIDIARY

Long-Lived Assets

The following table presents our long-lived assets by geographic areas:

December 31, 2014
France	$63,504
U.S	48,315
Long-live assets, net	$111,819

The carrying value of capitalized internal-use software is excluded from the balance of long-lived assets presented in the table above.

Note 9. Retirement Plans

The Company sponsors a nonqualified non-contributory defined benefit pension plan for the benefit of eligible employees of We Are Cloud in France. At retirement date, the employees receive a lump sum calculated according to a collective agreement, the salary and seniority. Based upon the actuarial assumptions used for the plan, the projected benefit obligation is not significant.

For BIME USA we have a 401(k) retirement and savings plan made available to all United States employees. The 401(k) plan allows each participant to contribute up to an amount not to exceed an annual statutory maximum. We may, at our discretion, make matching contributions to the 401(k) plan. We are responsible for the administrative costs of the 401(k) plan. We have not made any contributions to the 401(k) plan since inception.

Note 10. Subsequent Events

On October 13, 2015, Zendesk, Inc. acquired 100% of the outstanding shares of We Are Cloud in exchange for consideration of $45.0 million in cash, subject to working capital adjustments. Zendesk has also entered into retention arrangements pursuant to which it has issued Restricted Stock Unit awards for an aggregate of approximately 480,000 shares of Zendesk common stock, subject to vesting based on continued employment.

On March 23, 2015, the remaining 14,141 warrants under the “BSPCE” plan were issued. The fair value at grant date was estimated at €6.17 (approximately $6.86) and these warrants vested immediately (no vesting conditions). At completion of the sale vesting for all warrants was accelerated and all were exercised. The total related compensation expense in 2015 is $265,313.

On the sale of the business to Zendesk, Inc. a bonus of €50,000 each was payable to the 2 founders of the Company.

In September 2015, the Company qualified for and in October received Innovation loans from BPI FRANCE with a total value of €700,000. The loans are at zero interest and repayable in quarterly instalments, the first instalment to be paid on 30 June 2018 and the last on March 31, 2023.

In May 2015, the company received a zero interest repayable advance from the  French agency for export credit insurance (“Coface”). The amount received is €283,320 and repayable monthly over five years starting March 1, 2017.